UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

FEDERATED INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
(Address of principal executive offices, including zip code)

(412) 288-1900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 9, 2016, Federated Investors, Inc. (Federated) entered into a Ninth Amendment (Lease Amendment) to Agreement of Lease (the Lease) with IX Liberty Center Owner, L.P. (successor in interest to Liberty Center Venture) (the Landlord). The Lease Amendment amends the lease for Federated’s headquarters located at 1001 Liberty Avenue, Pittsburgh, PA 15222, and extends the Lease term for an additional nine years, from January 1, 2022 to December 31, 2030 (the Extended Term). The Lease Amendment contains options to renew the Lease for additional periods through December 31, 2040. The Lease Amendment provides that Federated will pay the Landlord a monthly base rent of approximately $0.6 million during the first year of the Extended Term. Thereafter, monthly base rent amounts increase on an annual basis by approximately 1.5% during the Extended Term. In addition, the Lease Amendment provides that the Landlord will provide up to an additional $4.3 million in tenant improvement and refurbishment allowances to improve the leased space during for the Extended Term starting in 2022 through 2025.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The disclosure set forth under Item 1.01 is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Date	September 9, 2016	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer